 Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of COPsync, Inc. (the “Company”) does hereby certify, to such officer’s knowledge, that:

(1)
The Company’s Amendment No. 1 to Annual Report of Form 10-K for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities     Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Date: April 30, 2009	By:	/s/ Russell Chaney
Russell Chaney, Chief Executive Officer and Chief Financial Officer
The forgoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.